                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              BGS Systems, Inc.
                (Name of Registrant as Specified In Its Charter)

          C. Russel Hansen, Jr., Vice President and General Counsel
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                               BGS SYSTEMS, INC.

                                ONE FIRST AVENUE
                       WALTHAM, MASSACHUSETTS 02254-9111

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

                                 JUNE 10, 1997

To the Stockholders of
BGS Systems, Inc.:

     The Annual Meeting of Stockholders of BGS Systems, Inc. ("BGS" or the "Company") will be held on Tuesday, June 10, 1997, at 10:00 a.m. local time at BGS' headquarters, One First Avenue, Waltham, Massachusetts for the following purposes:

          1. To fix the number of directors at four and to elect one member of the Board of Directors to serve as the Class II director for a term of three years.

          2. To approve the Company's 1997 Employee Stock Purchase Plan as described in the accompanying Proxy Statement.

          3. To approve an amendment to the Company's 1993 Stock Option Plan as described in the accompanying Proxy Statement.

          4. To approve an amendment to the Company's 1993 Outside Director Stock Option Plan as described in the accompanying Proxy Statement.

          5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed April 14, 1997, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors

                                            JEFFREY P. BUZEN, Clerk

Waltham, Massachusetts
May 6, 1997

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. THE ENCLOSED RETURN ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               BGS SYSTEMS, INC.

                                ONE FIRST AVENUE
                       WALTHAM, MASSACHUSETTS 02254-9111

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1997

     This Proxy Statement is furnished to stockholders by the Board of Directors for solicitation of proxies for use at the Annual Meeting of Stockholders on Tuesday, June 10, 1997, at 10 a.m., and at all adjournments thereof (the "Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The address of the Company's principal executive office is One First Avenue, Waltham, MA 02254-9111. The approximate date on which this proxy statement and the enclosed form of proxy are first sent or given to stockholders is May 6, 1997. Only stockholders of record at the close of business on April 14, 1997, are entitled to vote at the Meeting.

     On April 14, 1997, the Company had 6,269,084 outstanding shares of Common Stock, $.10 par value, constituting the only class of voting securities of the Company. Each such share is entitled to one vote on each matter to be voted upon. A majority of the shares entitled to vote and either present in person or represented by a properly signed and returned proxy will constitute a quorum for the transaction of business at the Meeting. Directors will be elected by a plurality of the votes cast. For all other matters to be voted upon at the Meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. For purposes of determining the outcome of the vote on these matters, an instruction to "abstain" from voting on a proposal will be treated as shares present and entitled to vote, and will have the same effect as a vote against a proposal. "Broker non-votes" which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy on a voting matter and have no effect on the outcome of the vote.

     Properly executed and dated proxies received will be voted in accordance with instructions thereon. If the proxy card is signed and returned and no instructions are given on the proxy with respect to the matters to be acted upon, the shares represented by the proxy will be voted for the election of the nominee for Director designated below and in the discretion of the proxy holders on any other matters that properly come before the Meeting. A Stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Clerk of BGS an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Meeting of Stockholders and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy.

     Votes will be counted by the Inspector of Election appointed at the Meeting and the Company's Transfer Agent, Boston EquiServe. The Inspector of Election has customarily been Normand Bilodeau, the Company's Chief Financial Officer.

                           I.  ELECTION OF DIRECTORS

NOMINEE AND CONTINUING DIRECTORS

     The Company's By-Laws provide that the number of directors shall be determined from time to time by majority vote of the stockholders, among others. The Board of Directors of BGS is divided into three classes, with the terms of office of each class ending in successive years. The term of the Class II Director expires with this Annual Meeting of Stockholders. The nominee for Class II, if elected, will serve three years until the 2000 Annual Meeting or until a successor has been elected and qualified. The current Directors of Class III will continue in office until the 1999 Annual Meeting; the current Director of Class I will continue in office until the 1998 Annual Meeting.

     At the Meeting, the current Class II director, Judith N. Goldberg, will be nominated for election to the Board of Directors. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the By-Laws of the Company, to fix the number of directors at four and to elect Mrs. Goldberg as the Class II Director. Proxies cannot be voted for more than one nominee. If the nominee should be unavailable to serve as a director, an event which is not anticipated, the shares of stock represented by proxies (except proxies marked to the contrary) shall be voted for the election of such other nominee as may be designated by the Board of Directors.

NOMINEE FOR ELECTION FOR A TERM ENDING IN 2000 (CLASS II DIRECTOR):

JUDITH N. GOLDBERG
Mrs. Goldberg, 50, has been a director since April 1994. Mrs. Goldberg has been a private investor for over five years. She received her A.B. from Harvard-Radcliffe College in 1968 and her M.A.T. from Yale University in 1969. Mrs. Goldberg is a member of the Audit and Compensation Committees.

TO CONTINUE IN OFFICE UNTIL 1999 (CLASS III DIRECTORS):

JEFFREY P. BUZEN
Dr. Buzen, 53, has been a director since 1975. He is Chief Scientist, Senior Vice President, and Treasurer of the Company and has served as Clerk and Director since 1975. Dr. Buzen developed the mathematical techniques upon which many of the Company's products are based. In addition to his work at the Company, Dr. Buzen has held faculty positions at Harvard and Brown Universities and has published numerous articles on the theory and practice of capacity management. Dr. Buzen received a Ph.D. in Applied Mathematics from Harvard University in 1971.

PAUL R. DUNCAN
Mr. Duncan, 56, has been a director since 1988. He has been an Executive Vice President of Reebok International Ltd., a publicly-held athletic footwear corporation based in Stoughton, Massachusetts since 1990. In November 1996, Mr. Duncan transitioned to a new part-time position with Reebok in which he is responsible for special projects. He was previously President of the Reebok Specialty Business Group since October 1995. Mr. Duncan had been Chief Operating Officer of the Reebok Division from June 1995 to October 1995. Prior to June 1995, Mr. Duncan was Executive Vice President and Chief Financial Officer. Mr. Duncan joined Reebok in 1985 as Senior Vice President and Chief Financial Officer. Mr. Duncan is also a director of Reebok International Ltd. and Cabletron Systems, Inc.. Mr. Duncan is Chairman of the Audit and Compensation Committees.

TO CONTINUE IN OFFICE UNTIL 1998 (CLASS I DIRECTOR):

HAROLD S. SCHWENK, JR.
Dr. Schwenk, 55, has been a director since 1975. He is Chairman of the Board, Chief Executive Officer and President of the Company. He has been Chairman and President since 1975 and Chief Executive Officer since 1983. He also served as the acting Chief Financial Officer from April 1985 to April 1990. Dr. Schwenk received his Ph.D. in Applied Mathematics from Harvard University in 1972. Dr. Schwenk serves ex officio on the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CLASS II NOMINEE LISTED
ABOVE.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

     The Board of Directors met eight times and acted by written consent twice during fiscal 1997. For the incumbent Board of Directors as a whole, attendance was 100% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of all committees of the Board on which they served (during the periods they served). In addition, the Company's directors frequently take part in the consideration of Company matters and documents and in communications with the Chairman of the Board and others wholly apart from such meetings.

     Each Director who is not employed by the Company receives an annual fee of $7,000 and an additional fee of $4,000 per year for each committee on which such director serves. Non-employee directors are paid $500 for attendance at meetings of the Board of Directors. No directors' fees are paid to directors who were also employees of the Company.

     Pursuant to the terms of the Company's 1993 Outside Director Stock Option Plan, each director who is not an officer or employee of the Company (an "Outside Director") receives a one time automatic grant of options to acquire 20,000 shares of Common Stock as an initial award exercisable ratably over a five year period. Additionally, the Outside Director Stock Option Plan also authorizes the automatic grant to purchase 4,000 shares of Common Stock as an annual award to Outside Directors. Options granted under the annual award become exercisable on the date of the fifth annual meeting of stockholders following the date of grant. All options expire ten years from the date of grant and have an exercise price equal to 115% of the fair market value of the Company's Common Stock on the date of grant.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     Members of the Audit Committee are Mr. Duncan and Mrs. Goldberg. The Audit Committee met two times during fiscal 1997. Its primary functions are to recommend the appointment of independent auditors; review the scope of the annual audit; review the independence of the auditors; review and approve non-audit services provided by the auditors; review findings and recommendations of the auditors and management's response; review the internal audit and control function; and review compliance with the Company's ethical business practices policy.

     Members of the Compensation Committee are Mr. Duncan (Chairman) and Mrs. Goldberg. The Committee held four meetings in fiscal 1997. Its primary functions are to administer the Company's stock option plans, determine the compensation of the Chief Executive Officer and review compensation changes for certain other senior executives. Dr. Schwenk, Chief Executive Officer and President serves ex officio. See "Compensation Committee Interlocks and Insider Participation" below.

     None of the members of the Audit Committee or the Compensation Committee is a past or current officer or employee of the Company. The Board of Directors does not maintain a nominating committee or a committee performing similar functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Paul R. Duncan and Judith N. Goldberg are the current members of the Compensation Committee. Dr. Schwenk, Chief Executive Officer and President, serves ex officio. See "Certain Relationships and Related Transactions" on page 9 regarding Dr. Schwenk's compensation and "Compensation Committee Report on Executive Compensation" below under the caption, "General" for a description of Dr. Schwenk's ex officio service.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General
-------
     The current members of the Compensation Committee (the "Committee") are Paul R. Duncan, who serves as Chairman, and Judith N. Goldberg. The Chief Executive Officer, Harold S. Schwenk, Jr., sits ex officio. The Committee's responsibilities include setting the compensation of the Chief Executive Officer and reviewing the compensation for selected executive officers of the Company. The Committee also grants all stock options to executive officers and other employees. Dr. Schwenk provides compensation information and other material requested by the Committee. He makes recommendations to the Committee on the compensation of the selected executive officers, and he participates in the discussions regarding these officers. He does not attend or participate in the discussions regarding his own compensation and makes no recommendation with respect thereto. He does not vote on the Compensation Committee. He does not administer the Company's stock option plans.

Compensation Philosophy
-----------------------
     The Committee reviews an officer's bonus on the basis of the quantitative performance of the Company (e.g. earnings per share and earnings per share growth) and each selected officer's contribution to that performance (e.g. contribution to revenue and revenue growth, cost control and relative contribution to margin levels). The Committee also considers qualitative accomplishments of such officer and the Company as a whole (e.g. effort, development of management and development and execution of strategic plans). The relative weights of these factors are imprecise and vary from year to year. In fiscal 1997, the Committee did not consider the compensation levels of other officers with roughly comparable job descriptions in other companies. In fiscal 1997, the single most important factor in determining the bonuses of the selected officers reviewed by the Committee was corporate performance--principally earnings per share and the growth in earnings per share.

     The compensation of Mr. McGuire is determined under an employment agreement. The base pay and the bonus were initially established under that agreement, and they are currently reviewed and determined, on the basis of the compensation policies noted above. The agreement reflects these policies and is terminable at any time by the Company or Mr. McGuire. See "Employment Agreements" on page 10.

Determination of the Chief Executive Officer's Compensation for the Last Fiscal
-------------------------------------------------------------------------------
Year
----
     The Committee has complete discretion in determining the compensation of the Chief Executive Officer. In determining such compensation for the last fiscal year on a quantitative basis, the Committee considered the Company's corporate performance. Earnings per share grew from $1.27 in fiscal 1996 to $1.44 in fiscal 1997, an increase of 13%. Qualitatively, the Committee considered the pace and impact of the introduction of new products in areas of strategic importance and the pursuit of new technology in other new areas. Having previously granted Dr. Schwenk long term stock options, the Committee did not grant Dr. Schwenk any equity compensation in fiscal 1997.

Compensation Methods
--------------------
     Base salaries and bonuses for selected executive officers are viewed as appropriate remuneration vehicles to enhance performance on an annual basis. The Company has utilized stock options for such executive officers to provide longer term performance-related incentives, in order to link their rewards directly to shareholder gains over a longer period of time. These options are generally granted at a premium to the market price on the date of grant. The size and duration of the grants are based on prior grants of stock options, if any, to the particular individual and historical and current grants to all other past and current option holders, taking into account the Company's preference for long-term stock performance based compensation. The Committee made no new stock option grants to executive officers during fiscal 1997. The Committee believes that the executive officers have been granted appropriate options to date, and it will periodically continue to consider additional grants in the future.

Deductibility of Compensation Expense
-------------------------------------
     The Committee has decided to take no specific action at this time with respect to the $1 million compensation deduction limit under Section 162(m) of the Internal Revenue Code. The Company's compensation levels have never exceeded the limits and are not expected to exceed the limit by a material amount over the next several years.

           The Compensation Committee
           Paul R. Duncan, Chairman
           Judith N. Goldberg
           Harold S. Schwenk, Jr., ex officio member

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 14, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each of the executives named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

                                                              SHARES OF
                                                            COMMON STOCK
                                                            BENEFICIALLY       PERCENTAGE
                                                             OWNED(1) AT           OF
                     NAME AND ADDRESS OF                      APRIL 14,       COMMON STOCK
                       BENEFICIAL OWNER                         1997          OUTSTANDING
    ------------------------------------------------------  -------------     ------------
    Jeffrey P. Buzen......................................    1,309,514(2)        20.8
      One First Avenue, Waltham, MA 02254-9111
    Paul R. Duncan........................................       36,000(3)         *
    Judith N. Goldberg....................................    1,140,514(4)        18.1
      One First Avenue, Waltham, MA 02254-9111
    Harold S. Schwenk, Jr.................................    1,229,150(5)        19.5
      One First Avenue, Waltham, MA 02254-9111
    James S. McGuire......................................       81,768(6)         1.3
    C. Russel Hansen, Jr..................................    1,083,666(7)        17.2
      One First Avenue, Waltham, MA 02254-9111
    Normand Bilodeau......................................          810(8)         *
    John P. Pryor.........................................        4,000(9)         *
    Robert P. Goldberg Revocable Trust #2.................      939,322(10)       14.9
      One First Avenue, Waltham, MA 02254-9111
    Wellington Management Company.........................      749,020(11)       11.9
      75 State Street, Boston, MA 02109
    Fleet Financial Group.................................      330,650(12)        5.3
      One Federal Street, Boston, MA 02110
    Directors and Executive Officers as a Group
     (7 persons)..........................................    3,823,780(13)       60.8

---------------
  *  Represents less than 1% of the Common Stock outstanding.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares as to which an individual exercises voting or investment power. Stock subject to options currently exercisable or exercisable within 60 days following April 14, 1997 are deemed outstanding for the purpose of computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage of any other person.

 (2) Includes 100,000 shares of Common Stock subject to options which are presently exercisable.

 (3) Includes: (a) 32,000 shares of Common Stock subject to options which are presently exercisable, and (b) 4,000 shares of Common Stock which Mr. Duncan, if he remains in office at the June 10, 1997 Annual Meeting, will have the right to acquire within 60 days of April 14, 1997, through the exercise of options.

 (4) Includes: (a) 939,322 shares of Common Stock owned by the Robert P. Goldberg Revocable Trust #2, with respect to which shares Mrs. Goldberg as co-trustee, has shared power to vote and control the disposition and (b) 12,000 shares of Common Stock subject to options which are presently exercisable and (c) 4,000 shares of Common Stock which Mrs. Goldberg, if she remains in office at the June 10, 1997 Annual Meeting, will have the right to acquire within 60 days of April 14, 1997, through the exercise of options. The shares also include (a) 12,872 shares of Common Stock owned by Mrs. Goldberg's children and (b) 122,320 shares of Common Stock held by two unrelated co-trustees of four irrevocable trusts (30,580 in each trust) for the benefit of Mrs. Goldberg's children. Mrs. Goldberg disclaims beneficial ownership of all 135,192 shares.

 (5) Includes: (a) 18,360 shares of Common Stock held of record by Dr. Schwenk as custodian for the benefit of his daughters (b) 5,500 shares held of record by Dr. Schwenk's wife as custodian for the benefit of their son, (c) 6,470 shares of Common Stock held of record by Dr. Schwenk's wife, and (d) 182,503 shares of Common Stock held in the Schwenk Family Remainder
     Trust -- 1995 with respect to which shares Dr. Schwenk's wife and an unrelated trustee serve as trustees and have shared power to vote and control the disposition. Dr. Schwenk disclaims beneficial ownership of all of such 212,833 shares. Also includes: 100,000 shares of Common Stock subject to options which are presently exercisable.

 (6) Includes: (a) 20,000 shares of Common Stock subject to options which are presently exercisable and (b) 60,000 shares that may be acquired within 60 days of April 14, 1997 through the exercise of stock options.

 (7) Includes: (a) 939,322 shares of Common Stock owned by the Robert P. Goldberg Revocable Trust #2, with respect to which shares Mr. Hansen as co-trustee, has shared power to vote and control the disposition and (b) 122,320 shares of Common Stock held of record by four irrevocable trusts of which Mr. Hansen is a co-trustee for the benefit of children who are not related to Mr. Hansen. Mr. Hansen disclaims beneficial ownership of all 1,061,642 shares. Also includes 16,000 shares of Common Stock subject to options which are presently exercisable.

 (8) Includes 10 shares of Common Stock held of record by Mr. Bilodeau's wife. Mr. Bilodeau disclaims beneficial ownership of all 10 shares.

 (9) Includes 4,000 shares of Common Stock subject to options which are presently exercisable.

(10) Mr. Hansen and Mrs. Goldberg as trustees with equal voting rights, have shared power (by majority vote) to vote and control the disposition of all of the 939,322 shares of Common Stock owned by the Trust.

(11) Wellington Management Company LLP's beneficial ownership of Common Stock of the Company as set forth in its most recent statement, filed on January 24, 1997, pursuant to Section 13G of the Act, consists of no shares over which it has sole voting power, 291,420 shares over which it has shared voting power, no shares over which it has sole dispositive power and 749,020 shares over which it has shared dispositive power.

(12) Fleet Financial Group's beneficial ownership of Common Stock of the Company as set forth in its most recent statement, filed on February 13, 1997, pursuant to Section 13G of the Act, consists of 265,650 shares over which it has sole voting power, no shares over which it has shared voting power, 329,650 shares over which it has sole dispositive power and 1,000 shares over which it has shared dispositive power.

(13) Includes 284,000 shares subject to options which are presently exercisable and 68,000 shares that may be acquired within 60 days of the record date through the exercise of stock options.

     There are no arrangements known to the Company which may result at a later date in a change in control of the Company.

EXECUTIVE COMPENSATION

     The following table shows compensation for services rendered in all capacities to the Company during 1997, 1996 and 1995 by the Chief Executive Officer and the next four highest-paid executive officers.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                          Long Term
                                                                         Compensation
                                                                        --------------
                                                             Annual
                                                       Compensation         Awards
                                              ----------------------------------------

                                                                          Securities        All Other
Name and                                                      Bonus       Underlying       Compensation
Principal Position                  Year      Salary($)         ($)       Options(#)          ($)(1)
------------------------------------------------------------------------------------------------------------
    Harold S. Schwenk, Jr.          1997       250,000      112,500           --              1,044
    Chairman, Chief Executive       1996       216,300       96,000           --                854
    Officer and President           1995       216,300       90,000           --              1,332

    Jeffrey P. Buzen                1997       250,000      112,500           --              1,044
    Chief Scientist and             1996       216,300       96,000           --                854
    Senior Vice President           1995       216,300       90,000           --              1,332

    James S. McGuire                1997       175,000       87,500           --              1,044
    Chief Operating Officer         1996       150,000       71,250         90,000              854
                                    1995       150,000       75,000         50,000            1,145

    John P. Pryor(1)                1997       120,000       86,975           --              1,044
    Vice President,                 1996        91,000       49,967         20,000              --
    Marketing and Sales             1995            --           --           --                --

    Normand Bilodeau                1997       106,676       40,000           --                937
    Chief Financial Officer         1996        93,741       28,000           --                711
                                    1995        92,650       30,000           --                564

--------------------------------------------------------------------------------

(1) Represents amounts allocated under the Company's Profit-Sharing Retirement Plan and Trust.

     During 1997, no options were granted to the officers listed in the Summary Compensation Table.

AGGREGATED YEAR END OPTION VALUES

     The following table shows specified information with respect to the number and value of unexercised options at January 31, 1997 for each person named in the Summary Compensation Table. None of such persons exercised options during fiscal 1997.

                       AGGREGATED YEAR END OPTION VALUES

                                    Number of Securities
                                         Underlying               Value of Unexercised
                                     Unexercised Options              In-the-Money
                                        at FY-End (#)           Options at FY-End ($)(1)
                                 ---------------------------   ---------------------------
                 Name            Exercisable   Unexercisable   Exercisable   Unexercisable
        ----------------------------------------------------------------------------------
        Harold S. Schwenk,
          Jr...................     80,000         20,000       1,009,600        252,400
        Jeffrey P. Buzen.......     80,000         20,000       1,009,600        252,400
        James S. McGuire.......     20,000        120,000         247,100      1,297,550
        John Pryor.............      4,000         16,000          36,500        146,000
        Normand Bilodeau.......          0              0              --             --

---------------
(1) The value of options at fiscal year end was computed utilizing the closing market price of the Common Stock on January 31, 1997 ($28.50) less the option exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From February 1, 1996, to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeds $60,000 to which the Company or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except as set forth below and payments set forth under "Executive Compensation" above.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. McGuire on December 5, 1990. The agreement, currently under review by the Compensation Committee, is terminable at any time by the Company or Mr. McGuire. In the event the Company terminates Mr. McGuire's employment without cause, the Company has agreed to make decreasing salary continuation payments over a 36 month period (ranging from 100% of base monthly salary in the first 6 months to 33 1/3% in the last 24) or until Mr. McGuire finds other employment (which he has agreed to make reasonable efforts to do), whichever first occurs. The agreement provides for an annual base salary of $150,000, and participation in an incentive plan whereby Mr. McGuire could receive up to an additional $75,000 in incentive payments, in the event that Mr. McGuire achieves the higher goals established in the program. The Company has the discretion to make additional payments for additional performance. Mr. McGuire's base pay and incentive payments exceeded these contractual amounts in 1997 by vote of the Compensation Committee.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company's policy on involuntary termination with respect to all other officers and other employees is to determine the amount of payments made, if any, in connection therewith on a case by case basis. Although the policy makes reference to a maximum payment of one week's pay for each six months' employment (plus four weeks' pay if four weeks notice is not given), the actual amounts may be greater or lower or nothing at all depending on the unique facts of each termination. See "Employment Agreements" above for a discussion of termination arrangements for Mr. McGuire.

GRAPHICAL COMPARISONS OF COMMON STOCK TO MARKET INDICES

     The following graph sets forth the yearly percentage change in the cumulative stockholder return on BGS Common Stock during the five fiscal years ended January 31, 1997 with the cumulative total return on the CRSP Total Return Index for The NASDAQ Stock Market (US & Foreign) and the CRSP Total Return Index for NASDAQ Computer & Data Processing Stocks. The CRSP Index for NASDAQ Computer and Data Processing Stocks includes all companies within SIC Code 737. The comparison assumes $100 was invested on January 31, 1992 in BGS Common Stock and in each of such indices, and the reinvestment of all dividends.

                    [STOCK PERFORMANCE GRAPH APPEARS HERE]

                                                         CRSP Total Return   CRSP Total Return
                                                         Index for Nasdaq    Index for Nasdaq
        Measurement Period             'BGS Systems,     Stock Market (US     Computer & Data
      (Fiscal Year Covered)                Inc.'            & Foreign)       Processing Stock
1992                                       100                 100                 100
1993                                       103                 113                 106
1994                                        66                 131                 113
1995                                        67                 123                 127
1996                                        93                 174                 196
1997                                       141                 226                 266

SECTION 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors, executive officers, and persons who beneficially own more than ten percent of the Company's stock, to file with the Securities and Exchange Commission initial reports of such ownership of the Company's securities and reports of changes in such ownership. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company assists its executive officers and directors with these filings. Based solely upon a review of such filings, the Company believes that during fiscal year 1997, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filings on a timely basis.

                                     ITEM 2

               APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

     Because the final offering under the 1995 Stock Purchase Plan will expire on June 30, 1997, and because management believes it advisable and in the best interests of the Company to continue to encourage stock ownership by employees of the Company and its subsidiaries, on March 27, 1997, the Board of Directors of the Company adopted, subject to stockholder approval, the 1997 Employee Stock Purchase Plan (the "1997 Stock Purchase Plan") covering an additional 150,000 shares of the Company's Common Stock. The 150,000 shares issuable under the 1997 Stock Purchase Plan represent approximately 2% of the 6,289,084 shares of Common Stock outstanding on April 14, 1997 (net of treasury shares). The 1997 Stock Purchase Plan is in all material respects similar to the 1995 Stock Purchase Plan. The effect of the adoption of the 1997 Stock Purchase Plan will be to extend the benefits provided by the 1995 Stock Purchase Plan five years. The 1997 Stock Purchase Plan is summarized below. This summary is qualified in all respects by reference to the full text of the 1997 Stock Purchase Plan, which appears as Exhibit A to this Proxy Statement.

GENERAL

     The 1997 Stock Purchase Plan consists of ten semiannual offerings of 15,000 shares each. The number of shares available for an offering may be increased, at the election of the Board of Directors, by the shares, if any, which were made available but not purchased during an earlier offering. The offerings will commence on January 1 and July 1 and end on June 30 and December 31, respectively of each year. The first offering under the 1997 Stock Purchase Plan will commence on July 1, 1997, or such time thereafter as the Company shall have qualified and registered the shares subject to the 1997 Stock Purchase Plan under applicable Federal and state securities laws, and will end on December 31, 1997, and the last offering will commence on January 1, 2002 and end on June 30, 2002.

     With certain exceptions, all full-time employees, including officers, who have been employed by the Company or its subsidiaries for at least 30 days are eligible to participate in the 1997 Stock Purchase Plan. No employee, however, will be eligible to participate in the 1997 Employee Stock Purchase Plan if he owns shares representing 5% or more of the total number of shares of the Company's Common Stock outstanding.

     During each semiannual offering, the maximum number of shares which may be purchased by a participating employee is determined on the first day of the offering period under a formula whereby 85% of the market value of a share of the Company's Common Stock on the first day of the offering is divided into an amount equal to that portion of that employee's semiannualized base pay which he or she has elected to have withheld. An employee may elect to have a whole number percentage from one to ten percent withheld from his or her base pay for this purpose. As of April 14, 1997, the market value of the 150,000 shares of Common Stock issuable under the 1997 Stock Purchase Plan would have been $4,500,000.

FEDERAL INCOME TAX CONSIDERATIONS

     If the 1997 Stock Purchase Plan is approved by the shareholders, it will meet the requirements of Section 423 of the Code. Under these circumstances, no income tax consequences arise until a participating employee disposes of the stock acquired under the 1997 Stock Purchase Plan. If he or she disposes of the stock more than two years after the first day of the offering period in which the stock was purchased or more than one year from the date of exercise with respect to those shares or if he or she dies while still owning the stock, the difference between (1) the purchase price and (2) the fair market value at the beginning of the offering period or the fair market value at the time of disposition or death, whichever difference is less, will be ordinary income, and the excess, in the event of disposition, of the sale price over the sum of the amount recognized as ordinary income plus the purchase price will be capital gain. If he or she disposes of the stock less than two years after the first day of the offering period in which the stock was purchased or less than one year from the date of exercise with respect to those shares, he or she must recognize ordinary income on any spread between the purchase price and the market value of the stock at the time the purchase is complete, whether or not the stock has increased or decreased in value thereafter. Capital gain or loss rules then apply (long-or-short-term depending on how long the stock was held) to any change in market value between the date of completion of the purchase and the date of any sale. For tax purposes, a "disposition" includes not only a sale, but also a gift. In the event of a disposition less than two years from the first day of the offering period in which the stock was purchased or less than one year from the date of exercise, the Company will be entitled to a deduction equal to the amount taxable to the employee as ordinary income.

ADMINISTRATION AND OTHER INFORMATION

     The 1997 Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors which is authorized to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the 1997 Stock Purchase Plan.

     In the event of any stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other change in corporate structure or capitalization affecting the Company's common stock, the Committee shall make adjustments in the number, kind, price of shares, issuable under the 1997 Stock Purchase Plan, including adjustment in the maximum number of shares authorized under the 1997 Stock Purchase Plan. The Board of Directors may at any time terminate, suspend or amend the 1997 Stock Purchase Plan, provided that such termination, suspension or amendment will not affect elections already accepted by the company and provided that no amendment of the 1997 Stock Purchase Plan will, without approval of the Company's shareholders, (a) increase the aggregate number of shares that may be issued in connection with the 1997 Stock Purchase Plan, (b) change the purchase price formula of the 1997 Stock Purchase Plan, or
(c) materially modify the requirements as to eligibility for participation in the 1997 Stock Purchase Plan.

     There are approximately 220 employees who are eligible to participate in the 1997 Stock Purchase Plan as of January 31, 1997, at which time the market value of a share of the Company's Common Stock was $28.50. The following table sets forth the number of shares of the Company's common stock purchased in 1996 under the Company's Employee Stock Purchase Plan then in effect and the average exercise price paid therefor during the plan year by the persons listed in the Summary Compensation Table:

BENEFITS UNDER THE 1995 EMPLOYEE STOCK PURCHASE PLAN IN 1996

                                                                       NUMBER OF    AVERAGE
                                                                        SHARES     EXERCISE
                            NAME AND POSITION                          PURCHASED   PRICE ($)
    -----------------------------------------------------------------  ---------   ---------
    Harold S. Schwenk, Jr............................................      --           --
      Chairman, CEO and President
    Jeffrey P. Buzen.................................................      --           --
      Chief Scientist, Senior Vice
      President, Clerk and Treasurer
    James S. McGuire.................................................     472        15.93
      Chief Operating Officer
    John P. Pryor....................................................      --           --
      Vice President, Marketing and Sales
    Normand Bilodeau.................................................      --           --
      Chief Financial Officer

     The affirmative vote of the holders of a majority in interest of the Common Stock present, or represented, and entitled to vote at the meeting is required to approve the proposed amendments to the 1997 Stock Purchase Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

     THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                     ITEM 3

             APPROVAL OF AN AMENDMENT TO THE 1993 STOCK OPTION PLAN

     In June 1993, the Company adopted the 1993 Stock Option Plan (the "Employee Plan"). Under the Plan, 300,000 shares of the Company's Common Stock are available for grant to employees. Option prices and exercise periods are determined by the Compensation Committee of the Board of Directors on the date of grant. All options under the Employee Plan become exercisable in installments over a two-to-five year period commencing one year from the date of grant and expire ten years from the date of grant.

     The Board of Directors believes that the continued growth and profitability of the Company will depend, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining qualified employees. Accordingly, on February 26, 1997, the Board of Directors voted to recommend to the stockholders for adoption at the annual meeting of stockholders in 1997 an amendment to the Employee Plan which would amend Section 4, "Stock Subject to Plan," to increase the number of shares reserved for issuance under the Employee Plan from 300,000 to 550,000 shares. In addition, the Board voted to amend Section 6(b), "Payment of Purchase Price," to allow eligible optionees to purchase shares acquired through the exercise of such options with cash, check or, if permitted by the Compensation Committee in its sole discretion, the surrender of Company stock having a value equal to the purchase price of the stock. The proposed amendment to Section 6 would also permit an employee to pay the withholding tax using these same payment methods. The following is a brief summary of the proposed amendments to the Employee Plan.

     Currently Section 4 of the Employee Plan limits the maximum number of shares of Common Stock of the Company which may be issued and sold under such plan to 300,000 shares. The proposed amendment to the Employee Plan would provide the Company with the additional shares needed to continue granting stock options to officers, key employees and directors, thereby enabling the Company to enjoy the benefits arising from capital stock ownership by persons who are expected to contribute to the Company's future growth and success.

     Section 6(b) of the Employee Plan provides for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options. The proposed amendment to the Employee Plan would allow eligible optionees to purchase shares acquired through the exercise of such options with cash, check or, if permitted by the Compensation Committee in its sole discretion, the surrender of Company stock having a value equal to the purchase price of the stock. The proposed amendment to Section 6 would also permit an employee to pay the withholding tax using these same payment methods. The right to use qualified stock in lieu of cash if so determined by the Compensation Committee provides a more flexible payment approach for employees wishing to exercise their options to make payment of the purchase price and withholding taxes payable in connection therewith.

SUMMARY OF FEDERAL INCOME TAX CONSIDERATIONS

     The rules governing the tax treatment of options and stock acquired from the exercise of options are quite technical. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option granted under the Plan, and no corresponding expense deduction will be available to the Company. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options for at least two years from the grant of the option and for at least one year from the date of transfer of the purchased shares to him, any gain recognized by the optionee on a subsequent sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option exercise price and the sale price of the stock. The maximum federal tax rate on long term capital gains is currently 28% and the maximum marginal federal tax rate on ordinary income and short term capital gains is 39.6%. The net federal income tax effect on the holder of incentive stock options is to defer, until the time the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and if current tax rates are in effect at the time of sale, to provide slightly lower taxation of such increase. The Plan provides that options granted thereunder to any employee which are intended to constitute incentive stock options shall not constitute incentive stock options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     If an optionee sells the stock prior to the expiration of the applicable holding period (a "disqualifying disposition"), he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise less the option exercise price, or (ii) the amount realized on the disposition of the stock less the option exercise price; and the Company will receive a corresponding business expense deduction. The amount by which the proceeds of sale exceed the fair market value of shares on the date of exercise will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. In the case of a sale where a loss, if sustained, would have been recognized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction will not exceed the difference between the sale price and the adjusted basis of the shares.

     Non-statutory Options. Generally, no taxable income will be recognized by an optionee upon the grant of a non-statutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise of the option exceed the option exercise price. The amount of the optionee's taxable income will ordinarily be deductible by the Company in the same year in which the optionee recognizes the taxable income, subject to the requirements of Section 162(m). Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     Alternative Minimum Tax. With regard to "alternative minimum tax" applicable to individuals, in the year of option exercise an optionee must generally include in his alternative minimum taxable income the difference between the exercise price and the fair market value of the stock on the date of exercise, and in the year of sale any additional gain or loss is included in alternative minimum taxable income. The highest rate at which alternative minimum tax is imposed upon an individual's alternative minimum taxable income is 28%, but tax is only imposed to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

     The text of the proposed amendments is attached hereto as Exhibit B.

     The affirmative vote of the holders of a majority in interest of the Common Stock present, or represented, and entitled to vote at the meeting is required to approve the proposed amendments to the Employee Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                     ITEM 4

                        APPROVAL OF AN AMENDMENT TO THE
                    1993 OUTSIDE DIRECTOR STOCK OPTION PLAN

     The 1993 Outside Director Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors on March 25, 1993, and approved by the Company's stockholders on June 8, 1993.

     The Directors Plan was adopted to increase the Company's ability to attract and retain non-employee directors of the Company by providing them with an opportunity to purchase Common Stock, to provide additional incentives to the Company's directors and to encourage the highest level of performance by them by offering a personal financial stake in the Company's success. The Company also believes that the Directors Plan encourages directors to make a greater equity investment in the Company, more closely aligning the interest of the directors and the stockholders. The material terms of the Directors Plan are summarized under the caption "Additional Information Concerning the Board of Directors -- Meetings and Committees" above. On March 27, 1997, the Board of Directors voted to recommend to the stockholders for adoption at the annual meeting of stockholders in 1997 an amendment to the Directors Plan which would amend Section 4(a) "Stock Subject to Plan" to increase the number of shares reserved for issuance under the Directors Plan from 80,000 to 130,000 shares. In addition, the Board voted to amend Sections 5(e) "Payment" and 8(d) "Withholding" to allow eligible optionees to purchase shares acquired through the exercise of such options with cash, check, or the surrender of Company stock having a value equal to the purchase price of the stock. The proposed amendment to Section 8(d) would also permit an optionee to pay the withholding tax using these same payment methods. The following is a brief summary of the proposed amendments to the Directors Plan.

     Currently Section 4(a) of the Directors Plan limits the maximum number of shares of Common Stock of the Company which may be issued and sold under such plan to 80,000 shares. The proposed amendment to the Directors Plan would provide the Company with the additional shares needed to continue granting stock options to non-employee directors, thereby enabling the Company to enjoy the benefits arising from capital stock ownership by persons who are expected to contribute to the Company's future growth and success.

     Section 5(e) of the Directors Plan provides for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options. The proposed amendment to the Directors Plan would allow eligible optionees to purchase shares acquired through the exercise of options with cash, check, or the surrender of Company stock having a value equal to the purchase price of the stock. The proposed amendment to Section 8(d) would also permit the optionee to pay the withholding tax using these same methods. The right to use qualified stock in lieu of cash provides a more flexible payment approach for optionees wishing to exercise their options to make payment of the purchase price and withholding taxes payable in connection therewith.

SUMMARY OF FEDERAL INCOME TAX CONSIDERATIONS

     The rules governing the tax treatment of options and stock acquired from the exercise of options are quite technical. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Options under the Directors Plan are non-statutory options. Generally, no taxable income will be recognized by an optionee upon the grant of a non-statutory option. An optionee who acquires shares by exercise of an option generally recognizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of the optionee's taxable income will ordinarily be deductible by the Company in the same year in which the optionee recognizes the taxable income, subject to the requirements of Section 162(m). Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     The text of the proposed amendment is attached hereto as Exhibit C.

     The affirmative vote of the holders of a majority in interest of the Common Stock present, or represented and entitled to vote at the meeting is required to approve the proposed amendments to the Directors Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal submitted for inclusion in the Company's proxy statement and form of proxy for the 1998 Annual Meeting of Stockholders must be sent by certified mail -- return receipt requested and received at the Company's principal executive offices in Waltham, Massachusetts, on or before January 6, 1998. Proposals should be addressed to the attention of the Clerk of the Corporation, BGS Systems, Inc., One First Avenue, Waltham, Massachusetts 02254-9111.

RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee recommended and the Board of Directors appointed the firm of Ernst & Young LLP, independent public accountants, to audit the books and accounts of the Company and its subsidiaries for the year 1998.

     Ernst & Young LLP has audited the accounts of the Company since 1978. A representative of Ernst & Young LLP is expected to be present at the stockholders meeting and available to respond to appropriate questions and will be given an opportunity to make a statement, if the representative chooses to do so.

OTHER MATTERS

     The Management knows of no other matters that may properly be presented at the Meeting, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote according to their best judgment.

     Stockholders are encouraged to date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you desire; otherwise, your proxy will be voted for you.

EXPENSES OF SOLICITATION

     All expenses of soliciting proxies will be paid by the Company. Proxies may be solicited personally, or by telephone, by employees of the Company, but the Company will not pay any compensation for such solicitations. The Company will reimburse brokers, banks and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING CERTAIN EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING THE OFFICE OF INVESTOR RELATIONS, BGS SYSTEMS, INC., ONE FIRST AVENUE, WALTHAM, MASSACHUSETTS 02254-9111. THE COMPANY HAS ESTABLISHED A PUBLICLY ACCESSIBLE HOME PAGE ON THE INTERNET WORLD WIDE WEB FOR COMPANY PRODUCT AND FINANCIAL INFORMATION. BGS INFORMATION CAN BE OBTAINED BY REFERENCE TO THE WORLD WIDE WEB URL HTTP://WWW.BGS.COM.

                                   By Order of the Board of Directors

                                   JEFFREY P. BUZEN, Clerk
Dated: May 6, 1997

                                   EXHIBIT A

                       1997 EMPLOYEE STOCK PURCHASE PLAN
                                 MARCH 27, 1997

1. PURPOSE.

     The purpose of this 1997 Employee Stock Purchase Plan (the "Plan") is to provide employees of BGS Systems, Inc. (the "Company"), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock, $.10 par value per share, of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. DEFINITIONS.

     (a) "Base pay" means an Employee's regular straight-time earnings, including commissions paid, payments for overtime, incentive compensation, bonuses, and other special payments. "Base pay" shall include any amounts deducted from an Employee's earnings pursuant to any salary reduction plan of the Company or any Subsidiary.

     (b) "Employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by (1) the Company or (2) any Subsidiary.

     (c) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4.

     (d) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4.

     (e) "Subsidiary" means any present or future corporation organized in one of the United States which (i) would be a "subsidiary corporation" as that term is defined in Section 425 of the Code and (ii) is designated as a participant in the Plan by the Administering Group described in Paragraph 13.

3. ELIGIBILITY.

     (a) Any Employee who shall have completed 30 days of employment and shall be employed by the Company or any Subsidiary on the date his or her participation in the Plan is to become effective shall be eligible to participate in the Plan.

     (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to participate in the Plan:

          (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company (for purposes of this Paragraph the rules of Section 425(d) of the Code shall apply in determining stock ownership of any employee); or

          (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. OFFERING DATES.

     The Plan will be implemented by ten semiannual offerings (referred to herein collectively as "Offerings" and individually as an "Offering") of a maximum of 15,000 Shares each (subject to adjustments as provided in Paragraphs 12(a) and 17). During the term of the Plan, Offerings will commence on January 1 and July 1 and end on June 30 and December 31, respectively, of each year. The first Offering shall commence on July 1, 1997 and terminate on December 31, 1997 and the final Offering shall commence on January 1, 2002 and terminate on June 30, 2002. The date on which an Offering commences is referred to as an "Offering Commencement Date," and the date on which an Offering terminates is referred to as an "Offering Termination Date."

     Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5. PARTICIPATION.

     (a) An eligible Employee may become a participant in an Offering by completing an authorization for payroll deduction ("Authorization") on the form provided by the Company and filing it with the Company at least fourteen (14) days and no more than sixty (60) days prior to the applicable Offering Commencement Date.

     (b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date of the Offering for which such participant's Authorization is filed and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Paragraph 10.

6. PAYROLL DEDUCTIONS.

     (a) At the time a participant files his Authorization for a payroll deduction, the participant shall elect to have deductions made at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10 percent from his or her base pay (not in excess of $75,000 per annum) on each payday during the time he or she is a participant in an Offering.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account.

     (c) Except as provided in Paragraph 8(b) or 10, a participant may not make any changes to his or her participation during an Offering and, specifically, a participant may not during an Offering alter the amount of his or her payroll deductions for such Offering.

7. GRANTING OF OPTION.

     (a) For each of the Offerings, a participating Employee shall be deemed to have been granted an option (the "Option") to purchase, on the applicable Offering Commencement Date, a maximum number of Shares equal to an amount determined as follows: 85% of the market value of a share of Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to (x) that percentage of the employee's base pay which he or she has elected to have withheld (but not in any case in excess of 10%) multiplied by (y) the Employee's semiannualized base pay. The market value of the Shares shall be determined as provided in clauses (i) and (ii) of subparagraph (b) below. An Employee's "semiannualized base pay" for any Offering shall be determined as follows: (i) for any Employee who was employed by the Company for the entirety of the six-month period ending on the day prior to the Offering Commencement Date, the Employee's total base pay for such six-month period; and (ii) for any Employee not employed for the entirety of such six-month period, the sum of the base pay earned in each of the full calendar months prior to the Offering Commencement Date during which the Employee was employed by the Company, divided by the number of full calendar months for which the Employee was employed, multiplied by six.

     (b) The purchase price of a Share purchased with payroll deductions made during each Offering (the "Option Exercise Price") shall be the lower of:

          (i) 85% of the closing sale price for the Shares as reported on The Nasdaq Stock Market (or, if the Common Stock is then listed on a recognized stock exchange, 85% of the composite closing price of the Shares on such stock exchange), as published in The Wall Street Journal, on the Offering Commencement Date applicable to such Offering (or on the next regular business date on which Shares shall be traded in the event that no Shares of shall have been traded on the Offering Commencement Date); or

          (ii) 85% of the closing sale price for the Shares as reported on The Nasdaq Stock Market (or, if the Common Stock is then listed on a recognized stock exchange, 85% of the composite closing price of the Shares on such stock exchange), as published in The Wall Street Journal, on the Offering Termination Date applicable to such Offering (or on the next regular business date on which Shares shall be traded in the event that no Shares shall have been traded on the Offering Termination Date).

8. EXERCISE OF OPTION.

     With respect to each Offering during the term of the Plan:

          (a) Unless a participant gives written notice of withdrawal to the Company as hereinafter provided, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to Paragraph 7(a)), and any excess in his or her account at that time will be returned to him or her.

          (b) An Employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts withheld for the purchase of Shares from the Employee's compensation through payroll deductions shall be paid to the Employee without interest.

          (c) Fractional Shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional Shares or which are in excess of the limitations of Paragraph 7(a) shall be returned to an Employee promptly following the termination of an Offering.

9. DELIVERY.

     As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the Shares purchased upon the exercise of such participant's Option.

10. WITHDRAWAL.

     (a) As provided in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account under any Offering at any time prior to the applicable Offering Termination Date by giving seven days' prior written notice of withdrawal to the Company. All of the participant's payroll deductions credited to his or her account will be paid, without interest, to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt by a participant to borrow on the security of accumulated payroll deductions as an election, under Paragraph 8(b), to withdraw such deductions.

     (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     (c) Upon termination of the participant's employment for any reason, including retirement but excluding death while in the employ of the Company or a Subsidiary, the payroll deductions credited to his or her account will be returned, without interest, to the participant or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14.

     (d) Upon termination of the participant's employment because of death, his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company prior to the expiration of the period of 30 days commencing with the date of the death of the participant, either

          (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

          (ii) to exercise the participant's option for the purchase of Shares on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full Shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable Option Exercise Price (but not in excess of the number of Shares for which Options have been granted to the participant pursuant to Paragraph 7(a)), and any excess in such account will be returned to said beneficiary.

     In the event that no such written notice of election shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to the said beneficiary.

11. INTEREST.

     No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee.

12. STOCK.

     (a) The maximum number of Shares which shall be made available for sale under the Plan is 150,000 Shares, and the maximum so available during any Offering under the Plan shall be 15,000 Shares, subject to further adjustment upon changes in capitalization of the Company as provided in Paragraph 17, plus any Shares available but not issued in any prior Offering under the Plan. If the total number of Shares for which Options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds 15,000 (as adjusted upon changes in capitalization as provided in Paragraph 17) plus any Shares available but not issued in any prior Offering, the Company shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible. If less than 15,000 Shares are purchased during an Offering, the amount not purchased may be carried over to and made available during any subsequent Offering or Offerings.

     (b) The participant will have no interest in the Shares covered by his or her Option until such Option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

     (d) The Board of Directors of the Company may, in its discretion, require as conditions to the exercise of any Option that the Shares reserved for issue upon the exercise of the Option shall have been duly authorized for trading on The Nasdaq Stock Market and that either

          (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said Shares shall be effective; or

          (ii) the participant shall have represented in form and substance satisfactory to the Company that it is the participants intention to purchase such Shares for investment.

13. ADMINISTRATION.

     The Plan shall be administered by a Committee designated by the Board of Directors, or, if no such Committee is established, by the Board of Directors of the Company (hereinafter, the Committee so designated by the Board of Directors, or, if no such Committee is established, the Board of Directors, shall be referred to as the "Administrating Group"). The officer of the Company charged with day-to-day administration of the Plan shall, solely for matters involving the Plan, be an ex-officio member of the Administrating Group. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Administrating Group. Determinations made by the Administrating Group with respect to any matter or provisions contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants their heirs or legal representatives. Any rule or regulation adopted by the Administrating Group shall remain in full force and effect unless and until altered, amended, or repealed by the Administrating Group. The Company shall indemnify Administrating Group members, to the fullest extent permitted by applicable statute, for any expenses incurred in defending a civil or criminal action or proceeding, arising out of such member's actions with respect to administration of the Plan, in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if such member shall be adjudicated not to have acted in the reasonable belief that such member's action was in the best interest of the Company.

14. DESIGNATION OF BENEFICIARY.

     A participant may file a written designation of a beneficiary who is to receive any Shares and/or cash in the event of the death of the participant prior to the delivery of such Shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such Shares and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall prior to the death of the participant by whom he has been designated acquire any interest in the Shares or cash credited to the participant under the Plan.

15. TRANSFERABILITY.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16. USE OF FUNDS.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

17. EFFECT OF CHANGES IN SHARES.

     In the event of any changes of outstanding Shares by reason of stock dividends, subdivisions, combinations and exchanges of Shares, recapitalizations or mergers in which the Company is the surviving corporation, the aggregate number and class of Shares available under this Plan and the Option Exercise Price per Share shall be appropriately adjusted by the Board of Directors of the

Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional Shares which would otherwise become subject to any Options.

18. AMENDMENT OR TERMINATION.

     The Board of Directors of the Company may at any time terminate or amend the Plan. Except as hereinafter provided, no such termination can affect Options previously granted, nor may an amendment make any change in any Option theretofore granted which would adversely affect the rights of any participant nor may an amendment be made without the prior approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of Shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation under the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Options granted under the Plan to the extent necessary to qualify any or all such Options for favorable federal income tax treatment. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Options granted under the Plan to the extent necessary (except, in the case of previously granted Options, if such amendment or modification would constitute a "modification" under Section 425(h) of the Code) to qualify any or all of such Options and the holders thereof for such favorable or requisite treatment as may be afforded or mandated by Rule 16b-3, as amended from time to time, of the Securities and Exchange Commission, or any successor rule.

19. NOTICES.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Director of Human Resources.

20. MERGER.

     If the Company shall at any time merge with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each Share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such merger, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 17 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such option might thereafter be entitled to receive thereunder. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of assets in which the Company is not the surviving entity, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them; provided, however, that the Board of Directors may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase Shares under the Plan at such accelerated Offering Termination Date.

21. APPROVAL OF STOCKHOLDERS.

     The Plan has been adopted by the Board of Directors of the Company, but is subject to the approval of the stockholders of the Company at the Annual Meeting of Stockholders to be held on June 10, 1997.

22. REGISTRATION AND QUALIFICATION OF THE PLAN UNDER APPLICABLE SECURITIES LAWS.

     Notwithstanding anything in the Plan to the contrary, no Option shall be granted under the Plan until such time as the Company has qualified or registered the Shares which are subject to the Option under the applicable federal and state securities laws to the extent required by such laws. In the event the Shares shall not have been so qualified and registered prior to the date an Offering is scheduled to commence, the Offering Commencement Date shall be the date upon which the registration of the Shares and other qualification shall have become effective.

                                   EXHIBIT B

                      AMENDMENT NO. 1 TO BGS SYSTEMS, INC.

                             1993 STOCK OPTION PLAN

     This is the first amendment to the BGS Systems, Inc. 1993 Stock Option Plan (the "Plan").

     The Plan is hereby amended as follows:

     1. Section 4 is amended to read in its entirety as follows:

        "4. Stock Subject to Plan. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 550,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent options grants under the Plan."

     2. Section 6(b) is amended to read in its entirety as follows:

        "6(b) Payment of Purchase Price. Payment shall be made either (a) in cash, (b) by check, (c) if permitted by the Committee (with respect to an Incentive Option, such permission to have been granted at the time of the Incentive Option grant), by delivery and assignment to the Company of shares of Company stock (provided that such shares have been held by the Optionee for at least 6 months before such delivery) having a Market Price (as determined by the Committee) equal to the exercise or purchase price or by a combination of (a), (b) and/or (c). If shares of Company stock are used to pay the exercise price of an Incentive Option, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such shares and their transfer in payment of the exercise price satisfy the requirements of
        Section 422 of the Code and other applicable laws. Notwithstanding the foregoing, the purchase or exercise price of an Option may not be paid by delivery and assignment to the Company of shares of Company stock to the extent that such delivery and assignment or the execution of such irrevocable instructions would constitute a violation of the provisions of any law (including without limitation Section 16 of the Exchange Act) or related regulation or rule, or any agreement or policy of the Company, restricting the transfer or redemption of the Company's stock.

     3. Section 6 is amended by adding the following new sentence at the end of said Section 6:

        "The optionee may elect to satisfy such obligation(s), in whole or in part, by (i) delivering to the Company a check for the amount required to be withheld or (ii) if the Committee in its sole discretion approves in any specific or general case, having the Company withhold Shares or delivering to the Company already-owned shares of Common Stock, having a value equal to the amount required to be withheld, as determined by the Committee."

                                   EXHIBIT C

                      AMENDMENT NO. 1 TO BGS SYSTEMS, INC.

                    1993 OUTSIDE DIRECTOR STOCK OPTION PLAN

     This is the first amendment to the BGS Systems, Inc. 1993 Outside Director Stock Option Plan (the "Plan").

     The Plan is hereby amended as follows:

     1. Section 4(a) is amended to read in its entirety as follows:

        "(a) Number. The total number of shares of Common Stock subject to Awards under the Plan may not exceed 130,000 shares, subject to adjustment pursuant to Section 8(b). The shares to be delivered under the Plan may consist, in whole or in part, of treasury stock or authorized but unissued Common Stock, not reserved for any other purpose."

     2. Section 5(e) is amended to read in its entirety as follows:

        "(e) Payment. Each Outside Director to whom an option is granted may exercise such option from time to time, in whole or in part, during the period that it is exercisable, by payment of the Option Price of each share purchased, in cash, or by delivery to the Company of a number of shares of Common Stock (provided that such shares have been held by such Outside Director for at least 6 months before such delivery) having an aggregate market price of not less than the product of the Option Price multiplied by the number of shares the participant intends to purchase upon exercise of the option on the date of delivery. Notwith-standing the foregoing, the exercise price of an option may not be paid by delivery to the Company of shares of Common Stock to the extent that such delivery would constitute a violation of the provisions of any law (including without limitation Section 16 of the Act) or related regulation or rule."

     3. Section 8(d) is amended to read in its entirety as follows:

        "(d) Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan. The optionee may elect to satisfy such obligation(s), in whole or in part, by (i) delivering to the Company a check for the amount required to be withheld or (ii) if the Committee in its sole discretion approves in any specific or general case, having the Company withhold Shares or delivering to the Company already-owned shares of Common Stock having a value equal to the amount required to be withheld, as determined by the Committee."

                                    APPENDIX


                                BGS SYSTEMS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1997

         The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Jeffrey P. Buzen, Harold S. Schwenk, Jr. and C. Russel Hansen, Jr. and each of them, attorneys or attorney of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of BGS Systems, Inc. (the "Company") to be held at the corporate offices of the Company, One First Avenue, Waltham, Massachusetts on June 10, 1997 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

         Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election or proposal specified below, this proxy will be voted for such election or proposal.

1. To fix the number of directors at four and to elect the nominee listed below to serve as the Class II Director.

Nominee:  Judith N. Goldberg

         [ ] FOR         [ ] WITHHELD


2. Approval of the Company's 1997 Employee Stock Purchase Plan as described in the accompanying proxy statement.

         [ ] FOR         [ ] AGAINST        [ ] WITHHELD

3. Approval of an Amendment to the Company's 1993 Stock Option Plan as described in the accompanying proxy statement.

         [ ] FOR         [ ] AGAINST        [ ] WITHHELD

4. Approval of an Amendment to the Company's 1993 Outside Director Stock Option Plan as described in the accompanying proxy statement.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before said meeting or any adjournments thereof.

[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[ ] MARK HERE FOR ADDRESS CHANGE AND MARK BELOW.



         In signing, please write name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.

Signature: ___________________________     Date ____________________

Signature: ___________________________     Date ____________________


                                       38